EXHIBIT 32.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

In connection with the Quarterly Report on Form 10-Q (the “Report”), of Jazz Technologies, Inc. (the "Company") for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Marco Racanelli, Principal Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       1.  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 28, 2015

/s/ MARCO RACANELLI -------------------------------------------- Marco Racanelli Senior Vice President and Site General Manager (Principal Executive Officer)